Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 for the Chief Executive Officer

I, John R. Price, state and attest that:

1.	I am the Chief Executive Officer of the Federal Home Loan Bank of Pittsburgh (the registrant).

2.	I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

•	the Quarterly Report on Form 10-Q of the registrant for the quarter ended March 31, 2009 (the periodic report) containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented.

Date:	June 12, 2009		/s/ John R. Price

		Name:	John R. Price
		Title:	President & Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Federal Home Loan Bank of Pittsburgh and will be retained by the Federal Home Loan Bank of Pittsburgh and furnished to the Securities and Exchange Commission or its staff upon request.